EXHIBIT 99.1

NEWS RELEASE

PeopleSupport Realigns Organizational Structure for Next Wave of
Growth and Innovation
Richard Bledsoe promoted to COO
LOS ANGELES, CA (June 11, 2007) — PeopleSupport, Inc. (Nasdaq: PSPT), a leading offshore business process outsourcing (BPO) provider, today announced a realignment of the company’s organizational structure into industry verticals to provide more targeted client services and accommodate rapid growth. Richard Bledsoe, currently senior vice president and general manager of business process solutions, has been named chief operating officer and is responsible for managing all verticals, each of which will be led by its own managing director. PeopleSupport believes that this realignment will enable it to deliver on its roadmap for growth, differentiation and profitability.
PeopleSupport’s BPO solutions will be organized according to business verticals:
•	Travel & consumer

•	Technology & telecommunication

•	Financial services, healthcare & insurance

•	Entertainment & education
“By aligning our BPO solutions around business verticals we will enhance decision-making, speed of execution and innovation for our clients,” said Lance Rosenzweig, Chairman and CEO of PeopleSupport. “Our objective is to build process expertise within these verticals and deliver the highest value services to our clients.”
PeopleSupport Organization Structure
To deliver on PeopleSupport’s new structure, Richard Bledsoe has been promoted to chief operating officer and has responsibility for managing all verticals. Bledsoe joined PeopleSupport in February 2007 as senior vice president and general manager of business process solutions.
“Richard joined PeopleSupport’s team with extensive senior leadership experience in global BPO operations,” commented Rosenzweig. “Within a few months, he made a significant impact on PeopleSupport’s services, and I look forward to his continued contributions and innovations.”

The company also announced that Tim Miller, vice president of service delivery, will be taking on a new role as chief of staff and managing director of the travel & consumer vertical. On a corporate level, Miller will focus on workforce management, implementation and due diligence.
“Tim has done an excellent job managing PeopleSupport’s service delivery and operations,” Rosenzweig said. “Since 2003, Tim has contributed significantly to PeopleSupport’s incredible growth and ability to deliver high performance results for our clients. I look forward to having Tim apply his organizational talents and intellect to these new areas.”
Bong Borja, president of the Philippines (PeopleSupport), Inc., will have the additional title of vice president, global strategic programs, and will continue to report directly to Lance Rosenzweig.
“Bong is a visionary for PeopleSupport and the entire BPO industry in the Philippines,” commented Rosenzweig. “Since joining the company in 2000, he has helped PeopleSupport become a leading BPO provider in the Philippines. Bong will focus on PeopleSupport’s key strategic initiatives around the world, and I am excited about his new role and PeopleSupport’s future opportunities in the rapidly expanding BPO Industry.”
About PeopleSupport
PeopleSupport, Inc. (Nasdaq: PSPT), is a leading offshore business process outsourcing (BPO) provider that offers customer management, transcription and captioning and additional BPO services from its centers in the Philippines, Costa Rica and the United States. PeopleSupport’s services are designed to reduce costs, improve performance and increase revenues by delivering high quality, value-added, multilingual voice and text services. A majority of PeopleSupport’s services are performed in the Philippines, where PeopleSupport is one of the largest outsourcing companies, employing more than 8,600 college-educated, fluent English speaking personnel. Headquartered in Los Angeles, California, with more than 9,200 employees worldwide, PeopleSupport serves clients in a variety of industries, such as travel and hospitality, financial services, technology, telecommunications, consumer products, healthcare and insurance, law enforcement, entertainment and education. For more information, visit www.peoplesupport.com.
Forward-Looking Statements
Certain statements in this press release, including without limitation, those related to an expectation: that a realignment of the company’s organizational structure will enable PeopleSupport to deliver on its roadmap for growth, differentiation and profitability; that PeopleSupport will be able to uncover additional processes and strengthen its position as a strategic partner; for strong sales performance and an expansion into new vertical markets and new service offerings; for improving utilization and developing a lower cost structure, are forward looking. The company generally identifies forward-

looking statements by using such terms as “may,” “will,” “could,” “should,” “potential,” “continue,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” or similar phrases. The company bases these statements on management’s beliefs as well as assumptions using information currently available. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause anticipated results to differ include: the uncertainty of the success of realigning the company’s organizational structure; the ability of the company to implement the realignment; the receptiveness of clients to the new organizational structure; unanticipated technological changes and requirements, including changes that reduce the demand for the company’s services; competitive conditions in the markets the company serves; the company’s ability to manage growth; risks associated with operations in the Philippines; and other risks identified from time-to-time in the company’s filings with the Securities and Exchange Commission. These forward-looking statements represent estimates and assumptions only as of the date they are made. The company undertakes no obligation to update or revise these forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. You should review the risk factors described in reports and registration statements that the company files from time to time with the Securities and Exchange Commission.

PeopleSupport Contact:
Peter Hargittay
Director of Marketing & Investor Relations
T: 310.824.6182
F: 310.824.6299
phargittay@peoplesupport.com
www.peoplesupport.com
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